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                                                                  EXHIBIT 10.115

            WORKERS' COMPENSATION QUOTA SHARE REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                          entered into by and between

                             TIG INSURANCE COMPANY,
                            A California Corporation
                            and/or any other Company
                        now or hereafter affiliated with
                             TIG INSURANCE COMPANY

                   (hereinafter referred to as the "Company")

                                      and

                       THE PACIFIC RIM ASSURANCE COMPANY
                           Woodland Hills, California

                  (hereinafter referred to as the "Reinsurer")


WITNESSETH:
- -----------

    The Reinsurer hereby reinsures the Company to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth, and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                   ARTICLE I

BUSINESS COVERED:
- -----------------

    The Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company a 10% quota share participation of the net insurance liability of the Company on each risk insured under the 163 policies of Workers' Compensation Insurance as detailed in the attached Exhibit I with expiration dates ranging from April 1, 1996 through April 1, 1997, issued in various states, with estimated annual net premium of $15,561,864, and estimated net unearned premium of $4,472,990 (hereinafter referred to as the Policies), in force at the inception of this Agreement.

                                   ARTICLE II

TERM:
- -----

A. This Agreement will apply to losses occurring at and after 12:01 A.M., Local Standard Time at the location of the risk, April 1, 1996 as respects policies covered hereunder.


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B.  It is understood and agreed that the Reinsurer shall be liable for its 10%
quota share participation under all policies or portions thereof in force at the effective date of this Agreement, up to natural expiration or prior termination date of said policies, but not to exceed a further twelve (12) months period.

                                  ARTICLE III

EXCLUSIONS:
- -----------

    This Agreement does not apply to and specifically excludes:

    1. Extra Contractual Obligations, including but not limited to any extra or non-contractual damages or legal fees and expense attended to the defense thereof, including compensatory, exemplary and punitive damages or fines or statutory penalties which are awarded against the Company as a result of an act, omission, or course of conduct committed by or on behalf of the Company.

    2. The exclusions shall be identical with those contained in Company's policies.

                                   ARTICLE IV

TERRITORY:
- ----------

    The territorial limits of this Agreement shall be identical with those of the Company's policies.

                                   ARTICLE V

REINSURANCE COVERAGE:
- ---------------------

    With respect to Business Covered, the Company shall cede and the Reinsurer shall accept, be liable to and reimburse the Company for 10% of the Company's net insurance liability, each risk, each occurrence, including allocated loss adjustment expenses.

                                   ARTICLE VI

ORIGINAL CONDITIONS:
- --------------------

    All amounts ceded hereunder shall be subject to the same gross rates and to the same clauses, conditions, interpretations, and modifications of the Company's policies, subject to the limits, terms and conditions of this Agreement.

                                  ARTICLE VII

WARRANTY:
- ---------

    The Company has agreed not to alter its claims policies or practices as respects all claims arising from business covered under this Agreement. However, the Company retains the right to contract with a third party administrator for claims handling.

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                                  ARTICLE VIII

LOSSES, LOSS ADJUSTMENT EXPENSES AND SALVAGES:
- ----------------------------------------------

A. The Company shall settle all loss claims under its policies and the Reinsurer shall pay to the Company its pro rata share of such loss claims as payable by the Company.

B. The Reinsurer shall also bear its pro rata share of allocated loss adjustment expenses incurred by the Company under policies subject hereto.

C. The Reinsurer shall benefit pro rata in all salvages, discounts and other recoveries.

D.  The Company is to be the sole judge of what constitutes a loss hereunder.

                                   ARTICLE IX

ALLOCATED LOSS ADJUSTMENT EXPENSE:
- ----------------------------------

A. The term "Allocated Loss Adjustment Expense" means all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including a) pre-judgment interest, unless included as part of the award or judgment; b) post-judgment interest; c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto; and d) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Agreement.

B. Allocated loss adjustment expense does not include unallocated loss adjustment expense. Unallocated loss adjustment expense includes, but is not limited to, salaries and expenses of employees, other than (d) above, and office and other overhead expenses.

                                   ARTICLE X

REINSURANCE PREMIUM:
- --------------------

A. The Company agrees to pay the Reinsurer, on the effective date of this Agreement, 10% of the estimated net unearned premium of $4,472,990 that has been billed, as of the effective date of this Agreement, in accordance with policy terms of the Company.

B. Thereafter, the Company agrees to pay the Reinsurer, promptly, as of the first day of each month, an additional premium equal to the portion of the net unearned premiums in force that are billable, in accordance with policy terms, to the policyholder by the Company during such month. Such premiums shall include any adjustments for premium audits, endorsements, cancellations, etc.

C. As the Company agrees to pay the Reinsurer, based upon paragraph B. above, the Company agrees to bear the risk of any uncollectible premiums.


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D.  Dividends paid to policyholders by the Company shall be deducted from premiums. It is understood and agreed that dividends payable on business covered under this Agreement shall not exceed 2.0% of premium subject to this Agreement.

                                   ARTICLE XI

COMMISSION:
- -----------

A. The Reinsurer shall allow the Company a 22.5% commission on all premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums and dividends at the same rate.

B. It is expressly agreed that the ceding commission allowed the Company includes provision for all commissions, taxes, assessments and all other expenses of whatever nature, except allocated loss adjustment expense.

                                  ARTICLE XII

REPORTS AND REMITTANCES:
- ------------------------

A. The Company will provide the Reinsurer with all necessary data respecting premiums and losses, including reserves thereon, as at dates and on forms mutually acceptable to the Company and the Reinsurer.

B. The Company shall render a monthly account within fifteen (15) days after the end of each month summarizing the following information relating to reinsurance covered under this Agreement during the said month:

    1.   Any interim policy cancellations;

    2.   Statement of premiums as set forth in the Reinsurance Premium Article;

    3. Statement of losses and allocated loss expenses paid and salvages recovered by claim;

    4.   Statement of losses and allocated loss expenses outstanding;

    5. Account Current summarizing premiums, commissions, losses and allocated loss expenses paid and salvages recovered;

and any balance due the Reinsurer, as indicated by the aforesaid Account Current, shall be remitted by the Company immediately via wire transfer with the Account. Any balance due the Company shall be remitted by the Reinsurer within fifteen (15) days following receipt of the monthly Account.

C. The Company shall report promptly to the Reinsurer all cases of serious injury which, regardless of considerations of liability or coverage, might involve this reinsurance, including but not limited to the following:


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    1.   Cord injury - paraplegia, quadriplegia;

    2.   Amputations - requiring a prosthesis;

    3. Brain damage affecting mentality or central nervous system - such as permanent disorientation, behavior disorder, personality change, seizures, motor deficit, inability to speak (aphasia), hemiplegia or unconsciousness (comatose);

    4.   Blindness;

    5. Burns - involving over 10% of body with third degree or 30% of body with second degree;

    6. Nerve damage causing paralysis and loss of sensation in arm and hand (brachial plexus nerve damage);

    7.   Fatalities;

    8. Any other serious injury which, in the judgement of the Company, might involve the Reinsurer.

D. It is warranted by the Company that as of April 17, 1996, there are no known or reported losses arising from items C. 1. through C. 8. listed immediately above.

E. The Company shall advise the Reinsurer of the reserved amount of net loss and adjustment expense in connection with each such claim or loss listed above and of any subsequent changes in such estimates.

                                  ARTICLE XIII

INURING REINSURANCE:
- --------------------

    It is understood and agreed that other reinsurance contracts covering the business subject to this Agreement shall be considered inuring reinsurance. It is further agreed that premium and losses subject to this Agreement shall be net after inuring reinsurance.

                                  ARTICLE XIV

OFFSET:
- -------

(In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be reinsured hereunder, that domiciliary state's laws will prevail.)

    The Company and each Reinsurer hereunder shall be entitled to deduct from amounts due to the other party under this Agreement any amounts due itself from the other party under this Agreement; however, in the event of insolvency of any party hereto, offset will be in accordance with applicable law.


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                                   ARTICLE XV

ACCESS TO RECORDS:
- ------------------

    The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, during the period of this Agreement and thereafter, all books, records and papers of the Company in connection with this reinsurance hereunder or the subject matter thereof.

                                  ARTICLE XVI

ERRORS AND OMISSIONS:
- ---------------------

    Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such omission or error is rectified as soon as possible after discovery.

                                  ARTICLE XVII

TAXES:
- ------

    The Company shall pay all taxes (except Federal Excise Tax, if applicable) on premiums reported to the Reinsurers on this Agreement.

                                 ARTICLE XVIII

CURRENCY:
- ---------

A. Whenever the word "Dollars" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

                                  ARTICLE XIX

ARBITRATION:
- ------------

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.


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B.  One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

E. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Dallas, Texas, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Texas. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business within thirty (30) days following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

                                   ARTICLE XX

SERVICE OF SUIT:
- ----------------

A. It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon:


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    For the Company:

    TIG Insurance Company
    5205 North O'Connor Blvd.
    Irving, Texas 75039
    Att: Steven A. Cook

    For the Reinsurer:

    The Pacific Rim Assurance Company
    6200 Canoga Avenue
    Woodland Hills, California 91367-2402
    Att: Paul W. Craig

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement of reinsurance, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                  ARTICLE XXI

INSOLVENCY:
- -----------

(The following Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company intended to be reinsured hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be reinsured hereunder, that domiciliary state's laws shall prevail.)

A. In the event of the Company's insolvency, the reinsurance afforded by this Agreement shall be payable immediately on demand, with reasonable provision for verification, by the Reinsurers on the basis of the Company's liability under the policies reinsured without diminution because of the Company's insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims. The reinsurance shall be payable by the Reinsurers directly to the Company, its liquidator, receiver, conservator, or statutory successor except as provided by Section 4118(a) of the New York Insurance Law or except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the Company's insolvency and (b) where the Reinsurers, with consent of the direct insured or insureds, have assumed such policy obligations of the Company as direct obligations of themselves to the payees under such policies in substitution for the Company's obligation to such payees. Then, and in that event only, the Company, with prior approval by the Superintendent of Insurance of the state of New York of the Certificate of Assumption on New York risks, is entirely released from its obligation and the Reinsures shall pay any loss directly to payees under such policies.


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B.  The Company's liquidator, receiver, conservator, or statutory successor shall give written notice of the pendency of a claim against the Company under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such a claim, the Reinsurers may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at their own expense, any defense that they may deem available to the Company, its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable against the Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit shall accrue to the Company solely as a result of the defense undertaken by the Reinsurers. Where two or more Reinsurers are involved in the same claim, and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

C. In the event of the insolvency of any company or companies included in the designation of "Company", this Article shall apply only to the insolvent company or companies. Each party to this Agreement agrees to honor the terms set forth herein as if the Agreement were a separate agreement between each Reinsurer and each individually named company. Balances payable or recoverable by each Reinsurer or each individually named company shall not serve to offset any balances payable or recoverable to or from any other company party to the Agreement. Reports and remittances made to any Reinsurer in accordance with the provisions of this Agreement are to be in sufficient detail to identify both said Reinsurer's loss obligation due each company and each company's premium remittance under this Agreement. However, the maximum amount recoverable, the maximum amount retained, and total premium due under this Agreement shall not be increased by application of the above provisions.

                                  ARTICLE XXII

ENTIRETY OF THE AGREEMENT:
- --------------------------

    This Agreement constitutes the entire agreement and supersedes all previous agreements, whether written or oral, between the Company and Reinsurer, or their predecessors with respect to the business to be written under this Agreement. This Agreement may not be amended, altered or modified except in writing signed by both parties.

                                 ARTICLE XXIII

INTERMEDIARY:
- -------------

    Willcox Incorporated Reinsurance Intermediaries is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Willcox Incorporated Reinsurance Intermediaries, 180 Maiden Lane, New York, New York 10038-4993. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.


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                                                      08-96-0001


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate by their duly authorized representatives.

Signed in Irving, TX
this 13th day of May, 1996

TIG INSURANCE COMPANY



By:_________________________________



Signed in Woodland Hills, California
this 3rd day of May, 1996

THE PACIFIC RIM ASSURANCE COMPANY



By:_________________________________
    Paul W. Craig
    Executive Vice President
    Chief Financial Officer
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